Calculation of Filing Fee Tables
S-3
ConnectOne Bancorp, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities	457(r)				0.0001531
Fees to be Paid	2	Equity	Common Stock, no par value per share	457(r)				0.0001531
Fees to be Paid	3	Equity	Preferred Stock, no par value per share	457(r)				0.0001531
Fees to be Paid	4	Equity	Depositary Shares	457(r)				0.0001531
Fees to be Paid	5	Other	Warrants	Other				0.0001531	$ 0.00
Fees to be Paid	6	Other	Units	Other				0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) An indeterminate aggregate initial offering price or principal amount or number of the securities of each identified class is being registered as may from time to time be issued (i) at indeterminate prices, (ii) upon conversion, exercise or exchange or upon settlement of other securities offered pursuant to this Registration Statement, and (iii) as shall be issued to prevent dilution from stock splits or stock dividends or similar transactions. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of securities registered hereunder or that are represented by depositary shares. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrant is deferring payment of all of the registration fees and will pay it subsequently in advance or on a "pay-as-you-go" basis.

[2]	(1) An indeterminate aggregate initial offering price or principal amount or number of the securities of each identified class is being registered as may from time to time be issued (i) at indeterminate prices, (ii) upon conversion, exercise or exchange or upon settlement of other securities offered pursuant to this Registration Statement, and (iii) as shall be issued to prevent dilution from stock splits or stock dividends or similar transactions. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of securities registered hereunder or that are represented by depositary shares. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrant is deferring payment of all of the registration fees and will pay it subsequently in advance or on a "pay-as-you-go" basis.

[3]	(1) An indeterminate aggregate initial offering price or principal amount or number of the securities of each identified class is being registered as may from time to time be issued (i) at indeterminate prices, (ii) upon conversion, exercise or exchange or upon settlement of other securities offered pursuant to this Registration Statement, and (iii) as shall be issued to prevent dilution from stock splits or stock dividends or similar transactions. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of securities registered hereunder or that are represented by depositary shares. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrant is deferring payment of all of the registration fees and will pay it subsequently in advance or on a "pay-as-you-go" basis.

[4]	(1) An indeterminate aggregate initial offering price or principal amount or number of the securities of each identified class is being registered as may from time to time be issued (i) at indeterminate prices, (ii) upon conversion, exercise or exchange or upon settlement of other securities offered pursuant to this Registration Statement, and (iii) as shall be issued to prevent dilution from stock splits or stock dividends or similar transactions. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of securities registered hereunder or that are represented by depositary shares. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrant is deferring payment of all of the registration fees and will pay it subsequently in advance or on a "pay-as-you-go" basis.

[5]	(1) An indeterminate aggregate initial offering price or principal amount or number of the securities of each identified class is being registered as may from time to time be issued (i) at indeterminate prices, (ii) upon conversion, exercise or exchange or upon settlement of other securities offered pursuant to this Registration Statement, and (iii) as shall be issued to prevent dilution from stock splits or stock dividends or similar transactions. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of securities registered hereunder or that are represented by depositary shares. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrant is deferring payment of all of the registration fees and will pay it subsequently in advance or on a "pay-as-you-go" basis.

[6]	(1) An indeterminate aggregate initial offering price or principal amount or number of the securities of each identified class is being registered as may from time to time be issued (i) at indeterminate prices, (ii) upon conversion, exercise or exchange or upon settlement of other securities offered pursuant to this Registration Statement, and (iii) as shall be issued to prevent dilution from stock splits or stock dividends or similar transactions. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of securities registered hereunder or that are represented by depositary shares. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrant is deferring payment of all of the registration fees and will pay it subsequently in advance or on a "pay-as-you-go" basis.